SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Exchange Act Rule 14a-12

National Commerce Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by National Commerce Financial Corporation Pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, as amended

On September 1, 2004, SunTrust Banks, Inc. made available the following information to participants in its 401(k) Plan concerning the proposed merger with National Commerce Financial Corporation:

401(k) PLAN PARTICIPANTS TO VOTE ON ISSUANCE OF SHARES IN NCF MERGER.

SunTrust employees who participate in the SunTrust 401(k) Plan received an important packet in August related to the upcoming merger of the company with National Commerce Financial Corporation of Memphis.

As shareholders, you are eligible to vote to approve the issuance of shares of SunTrust common stock to NCF shareholders in the merger.

Details are described in the joint proxy statement/prospectus included in the packet, which was sent via inter-office mail Aug. 13. Participants on leave and those who have left the company and still have a balance in the 401(k) Plan received packets at home.

NCF shareholders also are also voting to approve the merger between SunTrust and NCF, and both companies have scheduled shareholder meetings on Sept. 15, 2004.

You must inform the Plan Trustee of your vote prior to the meeting. If you do not take action and vote, the Plan Trustee will not be able to vote your shares.

You can choose one of three convenient ways to participate. Vote by Internet or phone before noon (Eastern time) on Sept. 14, 2004, to be included in the final tabulation. These methods are accessible 24 hours a day, 7 days a week. The third voting option is by mail. An envelope to return your voting instruction card is included in the packet.

Remember, use only one option when you vote. For example, if you vote by Internet or telephone, do not return your voting instruction card by mail. Only the last vote received from you, regardless of the delivery method, will be counted.

Additional Information and Where to Find It:

Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction, which was first mailed to shareholders of SunTrust and NCF on or about August 6, 2004, because it contains important information. Shareholders are also able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about SunTrust and NCF, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that are incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to SunTrust Banks, Inc., 303 Peachtree St., N.E., Atlanta, Georgia 30308; Attention: Investor Relations; or National Commerce Financial Corporation, One Commerce Square, Memphis, Tennessee, 38159; Attention: Investor Relations.

The respective directors and executive officers of SunTrust and NCF and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding SunTrust's directors and executive officers is available in the proxy statement filed with the Securities and Exchange Commission by SunTrust on March 2, 2004, and information regarding NCF's directors and executive officers is available in the proxy statement filed with the Securities and Exchange Commission by NCF on March 17, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials filed with the Securities and Exchange Commission.